This Instrument Prepared By John R. Officer, Attorney
109 South Court Square, Livingston, Tennessee 38570

OIL AND GAS LEASE

This agreement, made and entered into on the date hereafter written, by and between ERNEST D. DISHMAN and wife, BEVERLY L. DISHMAN, hereinafter called the LESSOR, and DIGITAL LIFESTYLES GROUP, KENNY ALLEN PAGE, CEO, of 649 Sparta Hwy., Suite 102, Crossville, Tennessee 38555, hereinafter called the LESSEE,

WITNESSETH:

1. LESSOR, in consideration of $10.00 and other good and valuable consideration, the receipt of which is acknowledged, has granted and leased, and by these presents does grant and lease exclusively to the LESSEE, and assigns, the lands described in Exhibit A hereto, with the exclusive right for mining, exploring by geophysical and other methods, and operations for and producing oil, gas, casinghead gas and gasoline, and the exclusive right of injecting water, brine, and other fluids into subsurface strata, with the necessary rights-of-way, easements for equipment, pipelines, utilities, etc., for producing, treating and caring for such products, and all other rights and privileges necessary; incident to, or convenient for the economical operation for the production of the aforementioned products.

2. This lease shall remain in force for a term of one (1) year from this date, and as long thereafter as the aforementioned products are produced from the leased premises, or operations for drilling are continued as herein provided, or operations for the injection of fluids as aforedescribed are continued.

3. LESSOR shall receive as royalty, free of cost, a payment equal to one-eighth (1/8th) part of all oil produced and saved from wells drilled by LESSEE, said sum to be based upon the market price of said oil at the time of the delivery to a purchaser.

4. LESSEE shall pay to LESSOR for gas produced from any oil well used by the LESSEE for the manufacture of gasoline or other product as royalty, one-eighth (1/8th) of the market value of such gas at the mouth of such gas at new wells drilled by LESSEE; if said gas is sold by LESSEE, then as royalty one-eighth (1/8th) of the proceeds from the sale of gas at the mouth of wells drilled by LESSEE where gas only is found. The LESSOR shall have gas free of charge from any gas well for use on the leased premises. LESSEE shall lay a 1" gas line from a well having usable gas to the residence on the leased premises. Otherwise, use of such gas and additional connections shall be by the LESSOR, with the uses of such gas to be at the LESSOR's sole risk and expense.

5. LESSEE shall commence drilling operations on the leased premises within one (1) year from date, and failure to do so shall operate to terminate this lease as to both parties except as to wells in which the LESSEE has attained production of oil or gas in commercial quantities. Provided, if the LESSEE shall drill within one (1) year from date, such drilling shall operate to extend this lease for an additional term of one (1) year commencing one year from date.

6. If LESSOR owns a less interest in the leased premises than the entire and undivided fee simple estate therein, then the royalties and rentals herein provided shall be paid the LESSOR only in proportion to which his interest bears to the whole and undivided fee.

7. LESSEE shall have the right to use, free of cost, gas, oil and water produced on said land for its operation thereon except water from wells of LESSOR. When requested, LESSEE shall bury pipelines below plow depth. The requirement of the LESSOR's consent for a well not to be drilled nearer than 200 feet to the house on the premises is expressly waived by the LESSOR. LESSEE shall pay for damages caused to buildings, growing crops and fences. LESSEE shall have the right to, at any time, remove all machinery and fixtures including the right to draw and remove any casing.

8. If LESSEE shall commence to drill a well within the term hereof, or any extension, LESSEE shall have the right to drill to completion with reasonable diligence, and if oil, gas, or either is found in paying quantities, this lease shall continue as if such well had been completed within the term first mentioned.

9. If production shall cease after the primary term, the lease shall not terminate, provided the LESSEE commences operations for drilling, reworking, plugging back or deepening a well within One (1)Year from such cessation, and this lease shall remain in force during the prosecution of such operations, or additional drilling, reworking, plugging back, or deepening operations commenced while such operations are in progress, and if production results therefrom, then so long as production continues. Provided further, in the event the LESSOR desires to terminate the lease upon the LESSEE'S failure to commence operations for drilling, reworking, plugging back or deepening a well, notice in writing shall be given to the LESSEE at the address shown in the caption at least 90 days prior to the expiration of the one year allowed for the drilling, reworking, plugging back or deepening a well.

10. If the estate of either party is assigned, the covenants hereof shall extend to the successors or assigns, but no change in ownership of the land or assignment of rental or royalties shall be binding upon LESSEE until a written transfer or assignment is furnished, and it is hereby agreed that in the event of assignment, in whole or in part, and the assignee of such parts shall fail to make default in the payment of the proportionate part of rents due from him, such default shall not operate to defeat or affect this lease insofar as it covers a part of said lands which the said LESSEE or assignee thereof shall make due payment of said rental.

11. If the leased premises are now, or shall hereafter be, owned in severalty or in separate tracts, the premises nevertheless shall be developed and operated as one lease, and all royalties accruing hereunder shall be treated as an entirety and shall be divided among and paid to such separate owners in proportion that the acreage owned by each such separate owner bears to the entire leased acreage; provided, if the leased premises consists of two or more non-abutting tracts, this paragraph shall apply separately to each non-abutting tract, and further that if a portion of the leased lands is hereafter consolidated with other lands for the purpose of operating the consolidated tract as one lease, this paragraph shall be operative as to such

portion so consolidated.

12. LESSEE is given the right to pool or combine the acreage of this lease or any portion thereof with other land, leases or lease in the immediate vicinity thereof, when it is necessary or advisable to do so for proper development and operation for the production of oil or gas therefrom. Such pooling shall be of tracts contiguous and to be in units not exceeding 80 acres for oil and not exceeding 640 acres for gas wells. The entire acreage so pooled shall be treated, for all purposes except the payment of royalties on production from the pooled unit, as if it were included in this lease. If production is found on the pooled acreage, it shall be as if production is had from this lease whether the well be located on the premises or not. In lieu of royalties elsewhere provided, LESSOR shall receive on the production from a pooled unit only such portion of the royalty stipulated herein as the amount of his acreage placed in the unit or his royalty interest therein on an acreage basis, bears to the total acreage so pooled in the particular unit involved.

13. LESSOR warrants and agrees to defend the title to the lands herein described, and agrees that the LESSEE shall have the right at any time to redeem for LESSOR, by payment of any mortgage, taxes, or other liens on the lands in the event of default of payment by LESSOR, and be subrogated to the rights of the holder thereof, and LESSOR agrees that such payments made by LESSEE for the LESSOR shall be deducted from any sum which may become due LESSOR under the terms of this lease.

14. This lease shall be subject to all Federal and State laws or regulations, and shall not be terminated in whole or in part, nor LESSEE held liable for any failure to perform thereunder if such failure is due to or the result of any such law, rule or regulation.

15. In the event any prior LESSEE claims their lease to be in effect, the primary term of this lease shall not commence until the conclusion of any litigation to determine the superior lease.

16. In the event that commercial production of oil is attained on the leased premises, LESSEE shall use the LESSOR's easement or right of way extending from the premises to Airport Road for the purpose of transporting such oil from the premises.

IN WITNESS WHEREOF, the LESSOR has executed this agreement on this the 2nd day of October, 2009.

ERNEST D. DISHMAN

BEVERLY L. DISHMAN

STATE OF TENNESSEE

COUNTY OF OVERTON

Personally appeared before me, the undersigned, a Notary Public in and for said County and State, the within named ERNEST D. DISHMAN and BEVERLY L. DISHMAN, the Lessors, with whom I am personally acquainted, and who each acknowledged that they executed the within instrument for the purposes therein contained.

WITNESS my hand and official seal at office on this the 2nd day of , Oct. 2009.

Diane Norrod
Notary Public

My Commission Expires: 07-15-2012

DIANE NORROD
STATE OF TENNESSEE NOTARY PUBLIC
OVERTON COUNTY

EXHIBIT A

Lying in the 12th Civil District of Overton County, Tennessee, and

Being the lands conveyed to the Lessors, by deed appearing of record in Warranty Deed Book 272, Page 411, in the Register's Office of Overton County, Tennessee, to which reference is here had, consisting of **10.50 acres**, more or less.

Being Tax Map 036, Parcel 066.09.